--------------------------------------------------------------------------------

                                LOAN AGREEMENT


                                     AMONG


                      ASSOCIATES COMMERCIAL CORPORATION,
                                  AS LENDER,


                                      AND


            CALIFORNIA STATEWIDE COMMUNITIES DEVELOPMENT AUTHORITY,
                                  AS ISSUER,

                                      AND


                         EN POINTE TECHNOLOGIES, INC.,
                                  AS BORROWER


                          DATED AS OF APRIL 16, 1998


                                  RELATING TO

            CALIFORNIA STATEWIDE COMMUNITIES DEVELOPMENT AUTHORITY
                        EQUIPMENT PURCHASE PROGRAM NOTE
            (EN POINTE TECHNOLOGIES, INC. PROJECT), SERIES 1998-5A
                                      AND
            CALIFORNIA STATEWIDE COMMUNITIES DEVELOPMENT AUTHORITY
                    TAXABLE EQUIPMENT PURCHASE PROGRAM NOTE
            (EN POINTE TECHNOLOGIES, INC. PROJECT), SERIES 1998-5B

--------------------------------------------------------------------------------

FOR PURPOSE OF ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE, NO ASSIGNMENT OF, OR SECURITY INTEREST IN, THIS LOAN AGREEMENT MAY BE CREATED OR PERFECTED BY THE TRANSFER OF POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE COUNTERPART DESIGNATED AS "COUNTERPART NUMBER 1."

                               TABLE OF CONTENTS

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                                                                            PAGE
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     RECITALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE I:  DEFINITIONS AND EXHIBITS
     Section 1.01.  Definitions. . . . . . . . . . . . . . . . . . . . . .    1
     Section 1.02.  Exhibits . . . . . . . . . . . . . . . . . . . . . . .    2
     Section 1.03.  Rules of Construction. . . . . . . . . . . . . . . . .    2

ARTICLE II: THE NOTE, TERMS OF LOAN AND FINANCING OF EQUIPMENT
     Section 2.01.  Issuance of the Notes. . . . . . . . . . . . . . . . .    3
     Section 2.02.  Loan . . . . . . . . . . . . . . . . . . . . . . . . .    3
     Section 2.03.  Interest . . . . . . . . . . . . . . . . . . . . . . .    3
     Section 2.04.  Payments . . . . . . . . . . . . . . . . . . . . . . .    3
     Section 2.05.  Payment on Non-Business Days . . . . . . . . . . . . .    3
     Section 2.06.  Loan Payments To Be Unconditional. . . . . . . . . . .    3
     Section 2.07.  Prepayments. . . . . . . . . . . . . . . . . . . . . .    4
     Section 2.08.  Special Obligations. . . . . . . . . . . . . . . . . .    4
     Section 2.09.  Additional Payments. . . . . . . . . . . . . . . . . .    4
     Section 2.10.  Initial and Annual Administrative Fees . . . . . . . .    4

ARTICLE III:  REPRESENTATIONS AND WARRANTIES
     Section 3.01.  Representations and Warranties of Issuer . . . . . . .    4
     Section 3.02.  Representations and Warranties of Borrower . . . . . .    5
     Section 3.03.  Representations and Warranties of Lender . . . . . . .    6

ARTICLE IV: TITLE TO EQUIPMENT; SECURITY INTEREST
     Section 4.01.  Title to the Equipment . . . . . . . . . . . . . . . .    7
     Section 4.02.  Security Interest in Equipment . . . . . . . . . . . .    7
     Section 4.03.  Change in Name or Business Organization Type of
                            Borrower; Change in Location of Borrower's
                            Principal Place of Business. . . . . . . . . .    7
     Section 4.04.  Personal Property. . . . . . . . . . . . . . . . . . .    7
     Section 4.05.  Assignment of Insurance. . . . . . . . . . . . . . . .    7
     Section 4.06.  Occupancy. . . . . . . . . . . . . . . . . . . . . . .    8
     Section 4.07.  Agreement as Financing Statement . . . . . . . . . . .    8

ARTICLE V: AFFIRMATIVE COVENANTS OF BORROWER
     Section 5.01.  Reporting Requirements . . . . . . . . . . . . . . . .    8
     Section 5.02.  Books and Records. . . . . . . . . . . . . . . . . . .    9
     Section 5.03.  Compliance With Laws; Environmental Indemnity. . . . .    9
     Section 5.04.  Payment of Taxes and Other Claims. . . . . . . . . . .    9
     Section 5.05.  Acquisition of Equipment . . . . . . . . . . . . . . .    9
     Section 5.06.  Maintenance of Equipment . . . . . . . . . . . . . . .    9
     Section 5.07.  Insurance. . . . . . . . . . . . . . . . . . . . . . .    9
     Section 5.08.  Indemnity. . . . . . . . . . . . . . . . . . . . . . . .  9
     Section 5.09.  Preservation of Existence. . . . . . . . . . . . . . .   10
     Section 5.10  Performance by Lender . . . . . . . . . . . . . . . . .   10
     Section 5.11.  Limitations of Liability . . . . . . . . . . . . . . .   11

ARTICLE VI:  NEGATIVE COVENANTS OF BORROWER
     Section 6.01.  Liens. . . . . . . . . . . . . . . . . . . . . . . . .   11
     Section 6.02.  Sale of Assets . . . . . . . . . . . . . . . . . . . .   11
     Section 6.03.  Accounting . . . . . . . . . . . . . . . . . . . . . .   11
     Section 6.04.  Transfers. . . . . . . . . . . . . . . . . . . . . . .   11
     Section 6.05.  Other Defaults . . . . . . . . . . . . . . . . . . . .   11
     Section 6.06.  Location of Equipment. . . . . . . . . . . . . . . . .   11
     Section 6.07.  Modifications and Substitutions. . . . . . . . . . . .   11
     Section 6.08.  Use of the Equipment . . . . . . . . . . . . . . . . .   11

ARTICLE VII:  DAMAGE AND DESTRUCTION; USE OF NET PROCEEDS
     Section 7.01.  Damages and Destruction; Use of Net Proceeds . . . . .   11



                                       (i)


                                                                            PAGE
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ARTICLE VIII:  ASSIGNMENT, LEASING AND SELLING
     Section 8.01.  Registration of Notes; Transfer and
                          Assignment by Lender . . . . . . . . . . . . . .   12
     Section 8.02.  No Sale, Leasing or Assignment by Borrower . . . . . .   12

ARTICLE IX:  EVENTS OF DEFAULT AND REMEDIES
     Section 9.01.  Events of Default. . . . . . . . . . . . . . . . . . .   12
     Section 9.02.  Remedies on Default. . . . . . . . . . . . . . . . . .   12
     Section 9.03.  Return of Equipment. . . . . . . . . . . . . . . . . .   13
     Section 9.04.  No Remedy Exclusive. . . . . . . . . . . . . . . . . .   13
     Section 9.05.  Late Charge. . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE X:  MISCELLANEOUS
     Section 10.01.  Disclaimer of Warranties. . . . . . . . . . . . . . .   13
     Section 10.02.  Tax Compliance Agreement. . . . . . . . . . . . . . .   13
     Section 10.03.  Notices . . . . . . . . . . . . . . . . . . . . . . .   14
     Section 10.04.  Further Assurance and Corrective Instruments. . . . .   14
     Section 10.05.  Binding Effect; Time of the Essence . . . . . . . . .   14
     Section 10.06.  Severability. . . . . . . . . . . . . . . . . . . . .   14
     Section 10.07.  Amendments. . . . . . . . . . . . . . . . . . . . . .   14
     Section 10.08.  Execution in Counterparts . . . . . . . . . . . . . .   14
     Section 10.09.  Term of Loan Agreement. . . . . . . . . . . . . . . .   15
     Section 10.10.  Applicable Law. . . . . . . . . . . . . . . . . . . .   15
     Section 10.11.  Entire Agreement. . . . . . . . . . . . . . . . . . .   15
     Section 10.12.  Usury . . . . . . . . . . . . . . . . . . . . . . . .   15

     Signatures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

     Exhibit A - Schedule of Equipment, Acquisition Costs, Issuer Fees,
                 General Information and Additional Provisions
     Exhibit B - Forms of Notes
     Exhibit C - Form of Investor's Letter of Representation



                                       (ii)

                                LOAN AGREEMENT

     THIS LOAN AGREEMENT dated the date shown on the cover page (this "Agreement") is entered into among the lender identified on the cover page (together with its successors and assigns, "Lender"), the California Statewide Communities Development Authority, a public entity created pursuant to the provisions relating to the joint exercise of powers found in Chapter 5 of Division 7 of Title 1 (commencing with Section 6500) of the Government Code of the State of California, as issuer ("Issuer"), and the borrower identified on the cover page (together with its successors, "Borrower").

                                   RECITALS

     1. Issuer is authorized and empowered to finance certain capital projects consisting of industrial facilities pursuant to the California Industrial Development Financing Act, Title 10 of the Government Code of the State of California, as now in effect and as it may from time to time hereafter be amended or supplemented (the "Act").
     2. Issuer is authorized to issue notes and to lend the proceeds thereof pursuant to loan agreements, contracts and other instruments and documents necessary or convenient for the purpose of facilitating the financing of certain capital projects as described in the Act.
     3. In furtherance of the purposes of the Act, Issuer proposes to finance all or a portion of the acquisition and installation of the Equipment (as hereinafter defined) by Borrower pursuant to this Agreement by its notes to Lender and lending the proceeds of the notes to Borrower.
     4. Borrower proposes to borrow the proceeds received from the issuance of the notes upon the terms and conditions set forth in this Agreement to finance the acquisition and installation of all or a portion of the Equipment.
     5. Borrower shall make Loan Payments (as hereinafter defined) directly to Lender, as assignee of Issuer, pursuant to the terms set forth in this Agreement.
     NOW, THEREFORE, in consideration of the payments to be made under this Agreement and the representations, covenants and agreements contained in this Agreement, Lender, Issuer and Borrower agree as follows:

                                   ARTICLE I
                           DEFINITIONS AND EXHIBITS

     SECTION 1.01. DEFINITIONS. The following terms used herein will have the meanings indicated below unless the context clearly requires otherwise:
     "ACT" means the California Industrial Development Financing Act, Title 10 of the Government Code of the State of California, as now in effect and as it may from time to time hereafter be amended or supplemented.
     "ACQUISITION COSTS" means the contract price paid or to be paid to Vendors for any portion of the Equipment upon Borrower's acceptance thereof, and any administrative, engineering, legal, financial and other costs incurred by Lender, Issuer, Borrower, Escrow Agent and Vendors in connection with the acquisition, installation and financing by Lender of that Equipment, which Acquisition Costs are set forth in EXHIBIT A.
     "ADDITIONAL PAYMENTS" means the amounts, other than Loan Payments, payable by Borrower pursuant to this Agreement, including the fees pursuant to SECTION 2.10.
     "AFFILIATE" means a corporation, partnership, trust or limited liability company that controls, is controlled by or is under common control with Lender. "Control" means having the authority, directly or indirectly, to elect a majority of the board of directors or other governing body of the entity controlled.
     "AGREEMENT" means this Loan Agreement, including all exhibits hereto, as supplemented or amended from time to time in accordance with the terms hereof.
     "BORROWER" means the entity identified as such on the cover page of this Agreement and its successors.
     "CLOSING DATE" means the date of the original issuance and delivery of the Notes, which shall be the date the Note Proceeds are deposited in the Escrow Fund.
     "CODE" means the Internal Revenue Code of 1986, as amended, and United States Treasury regulations promulgated thereunder.
     "DEFAULT" means an Event of Default or an event that, with giving of notice or passage of time or both, would constitute an Event of Default.
     "DETERMINATION OF TAXABILITY" means (a) any determination, decision or decree by the Commissioner of Internal Revenue, or any District Director of Internal Revenue or any court of competent jurisdiction, or an opinion obtained by Lender of counsel qualified in such matters and reasonably acceptable to Issuer, that an Event of Taxability has occurred, (b) the filing by Borrower or Lender of any statement, supplemental statement, or other tax schedule, return or document that discloses that an Event of Taxability has occurred, or (c) the enactment of any federal legislation enacted after the date of this Agreement or promulgation of any income tax regulation or ruling by the Internal Revenue Service that causes an Event of Taxability after the date of this Agreement.
     "EQUIPMENT" means the property identified in EXHIBIT A to be used in connection with Borrower's operations (including, to the extent permitted pursuant to the Code without jeopardizing the tax-exempt status of the interest on the Tax-Exempt Note, certain items originally financed through internal advances of Borrower in anticipation of obtaining permanent financing through Issuer), together with all replacement parts, additions, repairs, accessions and accessories incorporated therein or affixed to that property, and all replacements and substitutions for any of that property pursuant to ARTICLE VII.
     "ESCROW AGENT" means the entity acting as escrow agent under the Escrow Agreement.
     "ESCROW AGREEMENT" means the Escrow Agreement dated as of the date hereof among Lender, Issuer, Borrower and Escrow Agent, as supplemented and amended from time to time.
     "ESCROW FUND" means the fund, which shall be comprised of an Acquisition Account and an Issuance Expense Account, established and held by Escrow
Agent pursuant to the Escrow Agreement.
     "EVENT OF DEFAULT" means any of the events described as such in
SECTION 9.01.

     "EVENT OF TAXABILITY" means any act, failure to act or use of the Tax-Exempt Note Proceeds, any change in use of the Equipment or any misrepresentation or inaccuracy in any of the representations, warranties or covenants contained in this Agreement or the Tax Compliance Agreement by Issuer or Borrower or the enactment of any federal legislation after the date of this Agreement or the promulgation of any income tax regulation or ruling by the Internal Revenue Service after the date of this Agreement, or any non-appealable final judgment or determination by the Internal Revenue
Service or a court of competent jurisdiction that results in the interest on the Tax-Exempt Note being, or determines that the interest on the Tax-Exempt
Note is, includable in Lender's gross income for federal income tax purposes. "GROSS-UP INTEREST PAYMENT" means, with respect to any interest payment on the Tax-Exempt Note (including payments made before an Event of Taxability), an additional payment in an amount sufficient such that the sum of the interest payment (excluding the additional payment) plus the additional payment would, after being reduced by the federal tax (including interest and penalties) actually imposed thereon, equal the amount of that interest payment before adding the additional payment.
     "ISSUER" means the California Statewide Communities Development Authority, a joint exercise of powers agency organized and existing pursuant to the laws of the State.
     "JOINT POWERS AGREEMENT" means the Amended and Restated Joint Exercise of Powers Agreement Relating to the California Statewide Communities Development Authority, dated as of June 1, 1988, among the signatory California public entities, including the Local Government Participant, as amended and supplemented to the date hereof.
     "LAWS" means all applicable federal, state and local constitutions, statutes, ordinances, codes, rules, regulations and court and administrative decisions, determinations and orders.
     "LENDER" means (i) the entity identified as such on the cover page of this Agreement, (ii) its successors, and (iii) except where the context requires otherwise, any assignee(s) of Lender.
     "LIEN" means any mortgage, pledge, lien, charge, encumbrance or claim on or with respect to property.
     "LOAN DOCUMENTS" means this Agreement, the Notes, the Escrow Agreement, the Tax Compliance Agreement and any guaranty agreement, mortgage, deed of trust, security agreement, financing statement, contract assignment, or other security agreement executed by Borrower or by any guarantor of the Loans or the Notes, required by Issuer or Lender as additional security for the Loans or the Notes, and all future renewals and extensions or restatements of, or amendments or supplements to, any of the foregoing.
     "LOAN PAYMENTS" means the loan payments payable by Borrower pursuant to this Agreement, which shall be in the same amounts as the payments of principal of and premium, if any, and interest on the Notes and shall be due at the same times as those payments.
     "LOAN PROCEEDS" means the total amount of money to be loaned to Borrower pursuant to SECTION 2.02 and to be delivered on behalf of Borrower to Escrow Agent for application in accordance with the Escrow Agreement.
     "LOANS" means the Tax-Exempt Loan and the Taxable Loan.
     "LOCAL GOVERNMENT PARTICIPANT" means the local governmental entity identified as such in EXHIBIT A.
     "NOTE PROCEEDS" means the Tax-Exempt Note Proceeds and the Taxable Note Proceeds.
     "NOTES" means the Tax-Exempt Note and the Taxable Note.
     "PREPAYMENT AMOUNT" means, with respect to each Loan, the amount that Borrower may or is required to pay to Lender as assignee of Issuer to prepay all or part of that Loan, which amount shall equal (a) the prepayment amount set forth in the Schedule of Note and Loan Payments for the prepayment date in Exhibit B-1 for the Tax-Exempt Loan and in Exhibit B-2 for the Taxable Loan (or the last date preceding the prepayment date, if the prepayment date is not a date listed in Exhibit B-1 or B-2 as appropriate), or, if less than all of that Loan is to be prepaid, plus (b) accrued interest thereon to the date of prepayment (including any unpaid Gross-Up Interest Payment in the case of the Tax-Exempt Loan) plus (c) any other amounts then due to Lender under this Agreement with respect to that Loan.
     "PURCHASE AGREEMENTS" means Borrower's purchase agreements with Vendors for purchase of the Equipment.
     "STATE" means the State of California.
     "TAXABLE LOAN" means the taxable loan from Issuer to Borrower pursuant to this Agreement.
     "TAXABLE NOTE" means Issuer's taxable promissory note issued to finance a portion of the cost of the Equipment for Borrower pursuant to this Agreement, in substantially the form set forth as EXHIBIT B-2, the interest on which Lender expects to be included in Lender's gross income for federal income tax purposes.
     "TAXABLE NOTE PROCEEDS" means the proceeds of the sale of the Taxable Note to the Lender.
     "TAX COMPLIANCE AGREEMENT" means the Tax Compliance Agreement dated as of the date hereof among Borrower, Escrow Agent and Issuer with respect to the Tax-Exempt Note, as the same may be amended from time to time in accordance with its terms.
     "TAX-EXEMPT LOAN" means the tax-exempt loan from Issuer to Borrower pursuant to this Agreement.
     "TAX-EXEMPT NOTE" means Issuer's tax-exempt promissory note issued to finance a portion of the cost of the Equipment for Borrower pursuant to this Agreement, in substantially the form set forth as EXHIBIT B-1, the interest on which Lender expects to be excluded from Lender's gross income for federal income tax purposes.
     "TAX-EXEMPT NOTE PROCEEDS" means the tax-exempt proceeds of the sale of the Tax-Exempt Note to the Lender.
     "UCC" means the Uniform Commercial Code as adopted and in effect in the State.
     "VENDOR" means the manufacturer or vendor of an item of Equipment, as well as the agents or dealers of the manufacturer, from whom Borrower has purchased or is purchasing items of Equipment.

     SECTION 1.02. EXHIBITS. The following exhibits are attached hereto and made a part hereof:
     EXHIBIT A: SCHEDULE OF EQUIPMENT, ACQUISITION COSTS, ISSUER FEES, GENERAL INFORMATION AND ADDITIONAL PROVISIONS. Issuer hereby authorizes Lender to insert in EXHIBIT A the serial or other identifying numbers relating to the Equipment when available.
     EXHIBIT B: FORMS OF NOTES.
     Exhibit C: FORM OF INVESTOR'S LETTER OF REPRESENTATION.

     SECTION 1.03.  RULES OF CONSTRUCTION.
     (a) To the extent EXHIBIT A modifies, deletes or supplements any provision of this Agreement, this Agreement shall be read and construed with that provision so modified, deleted or supplemented. To the extent that any provision of EXHIBIT A conflicts with any provision set forth elsewhere in this Agreement, EXHIBIT A shall govern.
     (b)  The singular form of any word used herein, including the terms defined
SECTION 1.01, shall include the plural, and vice versa. The use herein of a word of any gender shall include correlative words of all genders.
     (c) Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivision of this Agreement. The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole.
     (d) The headings or titles of the several articles and sections shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions of this Agreement.
     (e) Whenever an item or items are listed after the word "including," such listing is not intended to be a listing to exclude items not listed.

                                  ARTICLE II
             THE NOTES, TERMS OF LOANS AND FINANCING OF EQUIPMENT

     SECTION 2.01.  ISSUANCE OF THE NOTES.
     (a) The Notes may be issued to obtain moneys to make the Loans to the benefit of Issuer and Borrower. The Tax-Exempt Note shall be designated as set forth in EXHIBIT B-1 and shall be in the initial principal amount set forth in EXHIBIT B-1. The Tax-Exempt Note shall be dated the Closing Date and shall mature (subject to prepayment as provided herein and in the Tax-Exempt Note) in installments as set forth in EXHIBIT B-1. The Taxable Note shall be designated as set forth in EXHIBIT B-2 and shall be in the initial principal amount set forth in EXHIBIT B-2. The Taxable Note shall be dated the Closing Date and shall mature (subject to prepayment as provided herein and in the Taxable Note) in installments as set forth in EXHIBIT B-2.

     (b) The purchase price to be paid for the issuance of each Note shall be an amount equal to the principal amount of that Note. The Note Proceeds shall be deposited in the Escrow Fund to be held, invested and disbursed as provided in the Escrow Agreement.

     SECTION 2.02. LOANS. Simultaneously with the payment by Lender of the purchase price of the Notes in accordance with SECTION 2.01, Issuer will lend to Borrower an amount equal to the aggregate principal amount of the Notes and Borrower will borrow that amount from Issuer. Issuer's obligation to pay principal of and premium, if any, and interest on the Notes and Borrower's obligation to repay the Loans shall commence, and interest shall begin to accrue, from the Closing Date upon the issuance of the Notes.

     SECTION 2.03. INTEREST. The principal amount of the Tax-Exempt Note and the Tax-Exempt Loan outstanding from time to time shall bear interest (computed on the basis of a year of 360 days and over 12 months of 30 days each) at the rate set forth in EXHIBIT B-1 plus any Gross-Up Interest Payments. Interest accruing on the principal balance of the Tax-Exempt Note and the Tax-Exempt Loan outstanding from time to time shall be payable as provided in EXHIBIT B-1 and upon earlier demand in accordance with this Agreement or upon prepayment in accordance with SECTION 2.07. Upon the occurrence of a Determination of Taxability, interest on the Tax-Exempt Note and interest on the Tax-Exempt Loan shall include Gross-Up Interest Payments. Gross-Up Interest Payments shall be payable on the Tax-Exempt Note and the Tax-Exempt Loan with respect to all interest on the Tax-Exempt Note that has been determined by the Determination of Taxability to be includable in gross income for federal income tax purposes, whether the interest has been paid before the Determination of Taxability or becomes due after the Determination of Taxability. The provisions of this Agreement regarding Gross-Up Interest Payments shall survive any payment, discharge or cancellation of the Tax-Exempt Note or termination of this Agreement. The principal amount of the Taxable Note and the Taxable Loan outstanding from time to time shall bear interest (computed on the basis of a year of 360 days and over 12 months of 30 days each) at the rate set forth in EXHIBIT B-2. Interest accruing on the principal balance of the Taxable Note and the Taxable Loan outstanding from time to time shall be payable as provided in EXHIBIT B-2 and upon earlier demand in accordance with this Agreement or upon prepayment in accordance with SECTION 2.07.

     SECTION 2.04. PAYMENTS. Issuer shall pay the principal of and premium, if any, and interest on the Notes, but only out of the amounts paid to Issuer by Borrower pursuant to this Agreement. Borrower shall pay to Lender, as assignee of Issuer, Loan Payments, in the amounts and on the dates set forth in EXHIBIT B-1 with respect to the Tax-Exempt Note, plus any Gross-Up
Interest Payments, and in the amounts and on the dates set forth in EXHIBIT B-2 with respect to the Taxable Note. All amounts required to be paid by Borrower hereunder shall be paid in lawful money of the United States of America in immediately available funds. As security for its obligation to pay the principal of and premium, if any, and interest on the Notes, Issuer assigns to Lender all of Issuer's right to receive Loan Payments hereunder, all of Issuer's rights hereunder and under the other Loan Documents (except for the right to receive any Additional Payments and any other fees and expenses to the extent payable to Issuer, any rights of Issuer to indemnification and rights of notice, inspection and consent) and all of Issuer's right and interest in and to the Equipment, and Issuer appoints
Lender and any officer or agent of Lender to collect the Loan Payments and any other payments due to Lender (other than payments described in the foregoing parenthetical), as Issuer's assignee, hereunder or under any other Loan Document and to sue in any court for such Loan Payments or other payments and to exercise all rights hereunder and under the other Loan Documents with respect to the Equipment and to withdraw or settle any claims, suits or proceedings pertaining thereto. Loan Payments and other payments shall be made by Borrower directly to Lender, as Issuer's assignee, and shall be credited against Issuer's payment obligations hereunder.

     SECTION 2.05. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is a Saturday or Sunday or a day on which banks are generally not open for business in New York, New York, that payment may be made on the next succeeding day that is not a Saturday or Sunday or that is a day on which banks are generally open for business in New York, New York, and such extension of time shall in such case be included in the computation of interest or the fees hereunder, as the case may be.

     SECTION 2.06. LOAN PAYMENTS TO BE UNCONDITIONAL. The obligations of Borrower to make the Loan Payments and Additional Payments and to make other payments hereunder and to perform and observe the covenants and agreements contained herein shall be absolute and unconditional in all events, without abatement, diminution, deduction, setoff or defense for any reason, including any failure of the Equipment to be delivered or installed, any defects, malfunctions, breakdowns or infirmities in the Equipment or any accident, condemnation, destruction or unforeseen circumstances. Notwithstanding any dispute between Borrower and any of Issuer, Lender, any Vendor or any other person, Borrower shall make all Loan Payments when due and shall not withhold any Loan Payments pending final resolution of the dispute, nor shall Borrower assert any right of set-off or counterclaim against its obligation to make Loan Payments.

     SECTION 2.07.  PREPAYMENTS.
     (a) Borrower may prepay the Tax-Exempt Loan in whole to the extent, if any, that the Tax-Exempt Note may be prepaid as provided in EXHIBIT B-1 by paying the applicable Prepayment Amount. Borrower may prepay the Taxable Loan in whole to the extent, if any, that the Taxable Note may be prepaid as provided in EXHIBIT B-2 by paying the applicable Prepayment Amount.
     (b) Borrower will prepay the Loans in whole or in part at any time as required by ARTICLE VII by paying the applicable Prepayment Amount.
     (c) Borrower will prepay the Loans in full immediately upon demand of Lender after the occurrence of an Event of Default by paying the applicable Prepayment Amount.
     (d) Borrower will prepay the Tax-Exempt Loan in full immediately upon demand of Lender after the occurrence of a Determination of Taxability by paying the applicable Prepayment Amount.
     Upon any prepayment in part of either Loan, the prepayment shall be applied first to interest accrued on that Loan and next to the principal portions of the Loan Payments for that Loan in the inverse order of maturity. The Notes shall be subject to prepayment upon the same terms as the Loans, and, upon any prepayment of a Loan, the related Note shall be deemed to be prepaid to the same extent that Loan is prepaid.
     (e) The Loans shall be prepaid in part with funds remaining in the Escrow Fund upon termination of the Escrow Agreement as provided in SECTION 2.05 or
2.06 of the Escrow Agreement.

     SECTION 2.08. SPECIAL OBLIGATIONS. The Notes shall not constitute a debt or liability of the State or any public agency or a pledge of the faith and credit of the State or any political subdivision thereof, including any member of Issuer, but shall be payable solely from the funds provided therefor pursuant to this Agreement. The Notes are only special, limited obligations of Issuer as provided by the Act, and Issuer shall under no circumstances be obligated to make payments of principal of and premium, if any, and interest on the Notes or any Acquisition Cost except from Loan
Payments received from Borrower and Note Proceeds.
     Neither the faith and credit nor the taxing power of the State or any political subdivision of the State, including any member of Issuer, is pledged to the payment of the principal of, or premium, if any, or interest on the Notes, nor is the State or any political subdivision of the State, including any member of Issuer, in any manner obligated to make any appropriation for that purpose. Issuer has no taxing power.
     No provision, covenant or agreement contained in this Agreement or any obligation herein imposed on Issuer, or the breach thereof, shall constitute or give rise to or impose upon Issuer a pecuniary liability, a charge upon its general credit or a pledge of its general revenues. In making the agreements, provisions and covenants set forth in this Agreement, Issuer has not obligated itself except with respect to the application of the Loan Payments to be paid by Borrower. No recourse shall be had by Lender or Borrower for any claim based on this Agreement or the Tax Compliance Agreement against any director, officer, employee or agent of Issuer alleging personal liability on the part of that person, unless the claim is based on the willful dishonesty of or intentional violation of Law by that person.

     SECTION 2.09. ADDITIONAL PAYMENTS. Borrower will pay to Issuer, to Lender or the Escrow Agent, as appropriate, as "Additional Payments" any amounts incurred by Lender or Issuer after the Closing Date in payment of reasonable costs and expenses in connection with the performance or enforcement of the Loan Documents and the financing of the Equipment, including: (a) application, commitment or financing fees, if any; (b) indemnification payments pursuant to SECTIONS 5.03 and 5.08; (c) all taxes and assessments of any type or character charged to Issuer or Lender affecting the amount available to Issuer from payments to be received hereunder or in any way arising due to the transactions contemplated hereby (including taxes and assessments assessed or levied by any pubic agency or governmental authority of whatsoever character having power to levy taxes or assessments), but excluding franchise taxes based upon the capital or income of Issuer or Lender and taxes based upon or measured by the net income of Issuer or Lender; provided that Borrower shall have the right to protest and contest any such taxes or assessments and to require Issuer or Lender, at Borrower's expense, to protest and contest any such taxes or assessments levied upon them and that Borrower shall have the right to withhold payment of any such taxes or assessments pending disposition of any such protest or contest unless that withholding, protest or contest would adversely affect the rights or interests of Lender or Issuer; (d) the fees and expenses of any accountants, consultants, attorneys and other experts that may be engaged by Issuer or Lender to prepare audits, financial statements, reports or opinions or to provide such other services required under this Agreement, the Escrow Agreement or the Tax Compliance Agreement, or otherwise in connection with the Loans or the Notes; (e) insurance premiums required to be paid hereunder;
(f) any rebate payments payable to the United States or other payments payable pursuant to the Tax Compliance Agreement; (g) all other reasonable, direct and necessary administrative costs of Lender or Issuer and other charges required to be paid in order to comply with or to enforce its rights under, the Loan Documents; (h) any additional funds necessary to pay
Acquisition Costs pursuant to SECTION 5.05 and the Escrow Agreement; and
(i) any other payments required to be made by Borrower under this Agreement or the Tax Compliance Agreement or the Escrow Agreement. Such Additional Payments shall be billed to Borrower by Lender or Issuer, as the case may be, from time to time, together with a statement certifying that the amount so billed has been paid for one or more of the items described, or that it is then payable for those items. Amounts so billed shall be due and payable by Borrower within 30 days after receipt of the bill by Borrower.

     SECTION 2.10. INITIAL AND ANNUAL ADMINISTRATIVE FEES. Borrower will pay to Issuer the Initial Administrative Fee specified in EXHIBIT A on the Closing Date and will pay to Issuer all Annual Administrative Fees specified in EXHIBIT A on the dates specified therein. The obligation to pay the Annual Administrative Fee shall continue until all of Borrower's obligations under this Agreement have been paid in full.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

     SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer represents, warrants and covenants for the benefit of Lender and Borrower, as follows:
     (a) Issuer is a joint powers agency organized and existing by virtue of the laws of the State.
     (b) Issuer will exercise its best efforts to preserve and keep in full force and effect its existence as a joint powers agency.
     (c) Issuer is authorized to enter into this Agreement, the Escrow Agreement, the Tax Compliance Agreement and the transactions contemplated hereby and to perform all of its obligations hereunder.
     (d) Issuer has duly authorized the execution and delivery of this Agreement, the Escrow Agreement and the Tax Compliance Agreement by a resolution adopted by its Commission, and all requirements have been met and procedures have occurred in order to ensure the enforceability of this Agreement, the Escrow Agreement and the Tax Compliance Agreement against Issuer. Issuer has taken all necessary action and has complied with all provisions of the Act, including the making of the findings required by the Act, required to make this Agreement, the Escrow Agreement and the Tax Compliance Agreement the valid and binding obligation of Issuer.
     (e) The authorized Commission member of Issuer executing this Agreement, the Escrow Agreement, the Tax Compliance Agreement and any related documents has been duly authorized to execute and deliver this Agreement, the Escrow Agreement and the Tax Compliance Agreement and the related documents by a resolution of the Commission of Issuer, or by other appropriate official action.
     (f) This Agreement, the Escrow Agreement and the Tax Compliance Agreement are legal, valid and binding obligations of Issuer, enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other Laws of general application relating to the enforcement of creditors' rights, the application of equitable principles, and to the limitations on enforcement remedies against public entities in California.
     (g) Issuer has assigned to Lender all of Issuer's rights in the Equipment and this Agreement (except for the right to receive any Additional Payments to the extent payable to Issuer, any rights of Issuer to indemnification and rights of notice, inspection and consent), including the assignment of all rights in the security interest granted to Issuer by Borrower.
     (h) Issuer has not and will not pledge, mortgage or assign this Agreement or its duties and obligations hereunder to any person, firm or corporation, except as provided under the terms hereof.
     (i) None of the execution and delivery of this Agreement, the Escrow Agreement or the Tax Compliance Agreement, the consummation of the transactions contemplated hereby or thereby or the fulfillment of or compliance with the terms and conditions of this Agreement, the Escrow Agreement or the Tax Compliance Agreement violates any Law, conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which Issuer is now a party or by which it is bound or constitutes a default under any of the foregoing or results in the creation or imposition of any prohibited Lien upon any of the property or assets of Issuer under the terms of any instrument or agreement.
     (j) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Issuer's knowledge, threatened against or affecting Issuer, challenging Issuer's authority to enter into this Agreement, the Escrow Agreement or the Tax Compliance Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Agreement, the Escrow Agreement or the Tax Compliance Agreement or any other transaction of Issuer which is similar hereto, or the exclusion of the interest on the Tax-Exempt Note from gross income for federal income tax purposes under the Code, or would materially and adversely affect any of the transactions contemplated by this Agreement.
     (k) No member, officer or other official of Issuer has any financial interest whatsoever in Borrower or in the transactions contemplated by this Agreement.

     SECTION 3.02. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents, warrants and covenants for the benefit of Lender and Issuer, as follows:
     (a) Borrower is an organization of the type specified in EXHIBIT A duly organized, validly existing and in good standing under the laws of the state of its organization specified in EXHIBIT A, has power to enter into the Loan Documents that name Borrower as a party and by proper action has duly authorized the execution and delivery of the Loan Documents that name Borrower as a party. Borrower is in good standing and is duly licensed or qualified to transact business in the State and in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.
     (b) Borrower has been fully authorized to execute and deliver the Loan Documents that name Borrower as a party by a resolution (or other appropriate official action) of its board of directors (or other appropriate governing body) and, if required, by a resolution (or other appropriate official action) of its owners. All requirements have been met and procedures have occurred to ensure the enforceability of the Loan Documents that name Borrower as a party, and those Loan Documents have been duly authorized, executed and delivered by Borrower.

     (c) The person or persons executing the Loan Documents that name Borrower as a party on behalf of Borrower have been duly authorized to execute and deliver those Loan Documents by a resolution of Borrower's board of directors (or other appropriate governing body).
     (d) The Loan Documents that name Borrower as a party constitute valid and legally binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other Laws and equitable principles of general application relating to effecting the enforcement of creditors' rights.
     (e) The execution and delivery of the Loan Documents that name Borrower as a party, the consummation of the transactions contemplated by those Loan Documents and the fulfillment of the terms and conditions of those Loan Documents do not and will not violate any Law, conflict with or result in a breach of any of the terms or conditions of the articles of incorporation or bylaws (or other appropriate documents regarding Borrower's organization or governance) of Borrower or of any corporate restriction or of any agreement or instrument to which Borrower is now a party and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any Lien upon any of the property or assets of Borrower contrary to the terms of any instrument or agreement.
     (f) The authorization, execution, delivery and performance by Borrower of the Loan Documents that name Borrower as a party do not require submission to, approval of, or other action by any governmental authority or agency, other than any action that has been taken and is final and nonappealable.
     (g) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, challenging Borrower's authority to enter into the Loan Documents that name Borrower as a party or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of any Loan Document or any other transaction of Borrower which is similar hereto, or the exclusion of the interest on the Tax-Exempt Note from gross income for federal tax purposes under the Code, or would materially and adversely affect any of the transactions contemplated by this Agreement.
     (h) The property at which the Equipment is located is properly zoned for its current and anticipated use and the use of the Equipment will not violate any applicable zoning, land use, environmental or similar Law or restriction. Borrower has all licenses and permits to use the Equipment. Borrower has obtained all permits, licenses and other authorizations that are required under Laws relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") at Borrower's facilities or in connection with the operation of its facilities. Except as previously disclosed to Lender in writing, Borrower and all activities of Borrower at its facilities comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to Borrower with respect thereto. Except as previously disclosed to Lender in writing, Borrower is also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which Borrower is aware. Except as previously disclosed to Lender in writing, Borrower is not aware of, nor has Borrower received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.
     (i)  The Equipment is of the type authorized and permitted by the Act.
     (j) Borrower intends to operate the Equipment, or cause the Equipment to be operated, as a "project," within the meaning of the Act, until the date on which all of the Loan Payments have been fully paid or the applicable Prepayment Amount has been fully paid.
     (k) All audited and unaudited financial statements that Borrower has heretofore furnished to Lender accurately present the financial condition of Borrower on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of Borrower.
     (l) All financial and other information provided to Lender by or on behalf of Borrower (whether in verbal or written form) in connection with Borrower's request for the Loan is true and correct in all material respects and, as to projections, valuations or pro forma financial statements, present a good faith opinion as to such projections, valuations and pro forma condition and results, and Borrower has not made to Lender any untrue statement of a material fact or omitted to state a material fact necessary to make any statement made to Lender with respect to this Agreement not misleading.
     (m) Borrower has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by it. Borrower has filed all federal, state and local tax returns that are required to be filed, and Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on those returns or on any assessment received by it to the extent those taxes have become due.
     (n) Borrower has or, upon acceptance by Borrower, will have good title to all Equipment and all proceeds thereof, free and clear of all Liens except for the security interest granted by this Agreement and any Lien that has been subordinated to the satisfaction of Lender to the security interest created pursuant to this Agreement.
     (o) Borrower has provided to Lender signed financing statements sufficient when filed to perfect the security interest granted by this Agreement. When those financing statements are filed in the offices noted therein, Lender, as assignee of Issuer, will have a valid and perfected security interest in the Equipment, subject to no other Liens other than any Lien that has been subordinated to the satisfaction of Lender to the security interest granted by this Agreement. None of the Equipment is or will become a fixture on real estate.
     (p) Expenses for work done by officers or employees of Borrower in connection with the Equipment will be included as an Acquisition Cost, if at all, only to the extent (i) those persons were specifically employed for such particular purpose, (ii) the expenses do not exceed the actual cost thereof and
(iii) those expenses are treated or capable of being treated (whether or not so treated) on the books of Borrower as a capital expenditure in conformity with generally accepted accounting principles applied on a consistent basis.

     (q) To the best of Borrower's knowledge, no member, officer or other official of Issuer has any financial interest whatsoever in Borrower or in the transactions contemplated by this Agreement.
     (r)  No Event of Default exists.
     (s) Borrower assumes full responsibility for the safety and any consequences of lack of safety with respect to the operation and maintenance of the Equipment; provided that the foregoing shall in no way absolve Vendor or any maintenance contractor of any liability with respect to the Equipment.
     (t)  Any trade names used by Borrower are set forth in EXHIBIT A.

     SECTION 3.03. REPRESENTATIONS AND WARRANTIES OF LENDER. Lender represents and warrants for the benefit of Issuer and Borrower, as follows:
     (a) Lender is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation specified in EXHIBIT A, has power to enter into this Agreement and the Escrow Agreement and by proper corporate action has duly authorized the execution and delivery of this Agreement and the Escrow Agreement.
     (b) This Agreement and the Escrow Agreement constitute valid and legally binding obligations of Lender, enforceable against Lender in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other Laws of general application relating to effecting the enforcement of creditors' rights.
     (c) The execution and delivery of this Agreement and the Escrow Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms and conditions hereof and thereof do not and will not violate any Law, conflict with or result in a breach of any of the terms or conditions of the articles of incorporation or bylaws of Lender or of any corporate restriction or of any agreement or instrument to which Lender is now a party and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any Lien upon any of the property or assets of Lender contrary to the terms of any instrument or agreement.
     (d) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Lender's knowledge, threatened against or affecting Lender, challenging Lender's authority to enter into this Agreement or the Escrow Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Agreement or the Escrow Agreement or any other transaction of Lender that is similar hereto, or the exclusion of the interest on the Tax-Exempt Note from gross income for federal tax purposes under the Code, or would materially and adversely affect any of the transactions contemplated by this Agreement.
     (e) Lender has sufficient knowledge and experience in financial and business matters, including purchase and ownership of municipal and other tax-exempt obligations, to be able to evaluate the risks and merits of the investment in the Notes, and is able to bear the economic risk of that investment. Lender has made its own inquiry and analysis with respect to Borrower, Issuer, this Agreement, the Notes and the Loan Payments and the security therefor, and other material factors affecting the security and payment of the principal of and premium, if any, and interest on the Tax-Exempt Note and the Loan Payments.
     (f) Lender has either been supplied with or has had access to information, including financial statements and other financial information, to which a reasonable investor would attach significance in making investment decisions, and has had the opportunity to ask questions and receive answers from knowledgeable individuals concerning Borrower, Issuer, this Agreement, the Notes and the Loan Payments and the security therefor, so that as a reasonable investor, it has been able to make its decision to purchase and invest in the Notes.
     (g) Lender acknowledges that the Notes (i) are not being registered or otherwise qualified for sale under the "Blue Sky" Laws of any state, (ii) will not be listed on any stock or other securities exchange and (iii) will be issued in a form that may not be readily marketable.
     (h) Lender acknowledges that the Notes have not been registered under the Securities Act of 1933, as amended, and that such registration is not legally required. Lender represents to Issuer that it is purchasing the Notes for investment for its own account and not with a present view toward resale or the distribution thereof, except for sale to an Affiliate.

                                  ARTICLE IV
                     TITLE TO EQUIPMENT; SECURITY INTEREST

     SECTION 4.01. TITLE TO THE EQUIPMENT. Legal title to the Equipment shall be in Borrower. Borrower will at all times protect and defend, at its own cost and expense, its title from and against all Liens of creditors of Borrower other than the security interest granted by this Agreement and any Lien that has been subordinated to the satisfaction of Lender to the security interest granted by this Agreement, and keep all Equipment free and clear of all such Liens.

     SECTION 4.02. SECURITY INTEREST IN EQUIPMENT. This Agreement is intended to constitute a security agreement within the meaning of the UCC.
As security for Borrower's payment to Lender, as assignee of Issuer, of Loan Payments and all other amounts payable to Lender under the Loan Documents, Borrower hereby grants to Issuer, and Issuer hereby assigns to Lender, a security interest constituting a first lien on the Equipment, all of Borrower's rights, but none of Borrower's obligations, in, to and under any contracts with Vendors relating to the Equipment and all proceeds of the foregoing. Issuer and Borrower agree to execute such additional documents, including financing statements, assignments, affidavits, notices and similar instruments, in form satisfactory to Lender, and take such other actions that Lender deems necessary or appropriate to establish and maintain the security interest created by this Section. If requested by Lender, Borrower shall obtain a landlord and/or mortgagee's consent and waiver with respect to the property where the Equipment is located. If requested by Lender, Borrower shall conspicuously mark the Equipment with appropriate lettering, labels or tags, and maintain such markings, so as clearly to disclose Lender's security interest in the Equipment.

     SECTION 4.03. CHANGE IN NAME OR BUSINESS ORGANIZATION TYPE OF BORROWER; CHANGE IN LOCATION OF BORROWER'S PRINCIPAL PLACE OF BUSINESS. Borrower's chief executive office is located at its address set forth in EXHIBIT A, and all of Borrower's records relating to its business and the Equipment are kept at that location. The Equipment is, or when delivered to Borrower will be, located at the location for the Equipment specified in EXHIBIT A. Borrower will provide written notice to Lender and Issuer of any change or proposed change in its name, type or state of its business organization, place of business or chief executive office or change or proposed change in the location of the Equipment. That notice shall be provided 30 days in advance of the date that the change or proposed change is planned to take effect. Borrower does business, and has done business, only under its own name and the trade names, if any, set forth on EXHIBIT A.

     SECTION 4.04. PERSONAL PROPERTY. The Equipment is, and during the period this Agreement is in force will remain, personal property and, when subjected to use by Borrower hereunder, will not be or become fixtures; provided that, if contrary to the parties' intent the Equipment is or may be deemed to be a fixture, Borrower shall cause filings to be made with the applicable government officials or filing offices to create and preserve for Lender as assignee of Issuer a perfected first priority security interest in the Equipment.

     SECTION 4.05. ASSIGNMENT OF INSURANCE. As additional security for the payment and performance of Borrower's obligations under the Loan Documents, Borrower hereby assigns to Lender, as assignee of Issuer, all moneys (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Borrower with respect to, all insurance policies now or at any time hereafter covering the Equipment or any evidence thereof or any business records or valuable papers pertaining thereto, and Borrower hereby directs the issuer of any such policy to pay all such moneys directly to Lender. Borrower hereby assigns to Lender, as assignee of Issuer, all moneys due or to become due with respect to any condemnation proceeding affecting the Equipment. At any time, whether before or after the occurrence of any Event of Default, Lender may (but need not), in Lender's name or Borrower's name, execute and deliver proof of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy or party in any condemnation proceeding.

     SECTION 4.06.  OCCUPANCY.
     (a) Borrower hereby irrevocably grants to Lender the right to enter the property where the Equipment is located (the "Premises") at any time after the occurrence and during the continuance of an Event of Default.
     (b) Lender may enter the Premises only to hold, sell, store, liquidate, realize upon or otherwise dispose of the Equipment and for other purposes that Lender may in good faith deem to be related or incidental purposes.
     (c) The right of Lender to occupy the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all obligations of Borrower and Issuer under the Loan Documents, and (ii) final sale or disposition of all of the Equipment and delivery of all of the Equipment to its purchasers.
     (d) Lender shall not be obligated to pay or account for any rent or other compensation for the occupancy of the Premises. Borrower will pay, or reimburse Lender for, all taxes, fees, duties, levies, charges and expenses at any time incurred by or imposed upon Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Section.

     SECTION 4.07. AGREEMENT AS FINANCING STATEMENT. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or of any financing statements signed by Borrower is sufficient as a financing statement in any state to perfect the security interests granted in this Agreement. Pursuant to Section 5451 of the Government Code of the State of California, pledge of amounts by Issuer for the payment of principal of and premium, if any, and interest on the Notes shall constitute a security interest which shall attach to that pledge of amounts without the need for any physical delivery, recordation, filing or further act.

                                   ARTICLE V
                       AFFIRMATIVE COVENANTS OF BORROWER

     Borrower will comply with the following requirements, unless Lender shall otherwise consent in writing:

     SECTION 5.01. REPORTING REQUIREMENTS. Borrower is a publicly traded company ("ENPT") required by the SEC to file financial and other information of interest to shareholders, including major contracts, changes in by-laws, articles of incorporation, etc., electronically (on "EDGAR") on the Internet.
 Such filings are available for viewing or copying at WWW.SEC.GOV. Provided that these filings are made on a timely basis, as defined under the filing provisions of the SEC, both Lender and Issuer will find this method of reporting acceptable for purposes of this Agreement. In the event that SEC filings are not timely made, Lender and Issuer reserve the right to request hard copy financial reports to be sent to them directly:
     (a) promptly after a request by Lender for the information, with any and all reasonably available interim financial and business information required by Lender;
     (b) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting Borrower that are not available as a part of SEC filings or public news releases of the type described in SECTION 3.02 or that seek a monetary recovery against Borrower in excess of $200,000;
     (c) as promptly as practicable (but in any event not later than seven days) after an officer of Borrower obtains knowledge of the occurrence of any event that constitutes a Default, notice of that occurrence, together with a detailed statement by a responsible officer of Borrower of the steps being taken by Borrower to cure the effect of the Default;
     (d) promptly upon knowledge thereof, notice of any uninsured loss or destruction of or damage in excess of $25,000 to any Equipment or of any material adverse change in any Equipment;
     (e) promptly upon knowledge thereof, notice of the violation by Borrower of any law, rule or regulation, the violation of which would have a material adverse effect on the financial or operating condition of Borrower; and
     (f) promptly upon knowledge thereof, notice of any material adverse change in the financial or operating condition of Borrower.

     Promptly after request by Issuer or the California Industrial Development Financing Advisory Commission for the information, Borrower shall provide the requesting party with any information requested by the requesting party regarding number of employees and other matters covered in Borrower's application to Issuer for issuance of the Notes.

     SECTION 5.02. BOOKS AND RECORDS. Borrower will keep accurate books of record and account for itself pertaining to the Equipment and pertaining to Borrower's business and financial condition and such other matters as Lender or Issuer may from time to time request in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied.

     SECTION 5.03. COMPLIANCE WITH LAWS; ENVIRONMENTAL INDEMNITY. Borrower will (a) comply with the requirements of applicable Laws, the noncompliance with which would materially and adversely affect its business or its financial condition, (b) comply with all applicable environmental, hazardous waste or substance, toxic substance and underground storage Laws and obtain any permits, licenses or similar approvals required by those Laws and (c) use and keep the Equipment, and require that others use and keep the Equipment, only for lawful purposes, without violation of any Law. Borrower shall secure all permits and licenses, if any, necessary for the installation and operation of the Equipment. Borrower will comply in all respects (including with respect to the use, maintenance and operation of each item of the Equipment) with all Laws of the jurisdictions in which its operations involving any component of Equipment may extend and of any legislative, executive, administrative or judicial body exercising any power or jurisdiction over the items of the Equipment or its interest or rights under this Agreement. Borrower will indemnify, defend and hold Lender and Issuer and their members, agents, officers, directors, commissioners, attorneys and Program Participants (as defined in the Joint Powers Agreement) harmless from and against any claims, loss or damage to which any of them may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by Borrower or on property owned, leased or controlled by Borrower. This Section shall survive the termination of this Agreement.

     SECTION 5.04. PAYMENT OF TAXES AND OTHER CLAIMS. Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including the Equipment) or upon or against the creation, perfection or continuance of the security interest created pursuant to this Agreement, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of Borrower; provided, that Borrower shall not be required to pay any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings unless the contest would adversely affect the rights or interests of Issuer or Lender. Borrower will pay, as the same respectively come due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Equipment, as well as all gas, water, steam, electricity, heat, power, telephone, utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Equipment.

     SECTION 5.05. ACQUISITION OF EQUIPMENT. Borrower will cause each item of Equipment to be ordered from the Vendor therefor and to be delivered to and installed at the location for the Equipment specified in EXHIBIT A. Upon delivery and installation of all of the Equipment, Borrower will provide to Issuer and Lender a completed and executed copy of the Final Acceptance Certificate in the form of ATTACHMENT C to EXHIBIT B to the Escrow Agreement. Borrower will cause each Vendor to be paid the purchase price of the Equipment furnished by that Vendor in accordance with the applicable Vendor Agreement. In the event funds in any account in the Escrow Fund are insufficient to pay the Acquisition Costs to be paid from that account, Borrower will pay those Acquisition Costs or deposit additional funds equal to the amount of the insufficiency into that account as required by the Escrow Agreement.

     SECTION 5.06. MAINTENANCE OF EQUIPMENT. Borrower will, at its own expense, maintain, preserve and keep the Equipment in good repair, working order and condition, and will from time to time make all repairs and replacements necessary to keep the Equipment in such condition, and in compliance with state and federal laws, ordinary wear and tear excepted. Borrower will maintain the Equipment in a condition suitable for certification by the manufacturer thereof (if certification is available) and in conformance with all manufacturer's recommended maintenance requirements. In the event that any parts or accessories forming part of any item or items of Equipment become worn out, lost, destroyed, damaged beyond repair or otherwise rendered unfit for use, Borrower, at its own expense and expeditiously, will replace or cause the replacement of such parts or accessories by replacement parts or accessories that are free and clear of all Liens other than the security interest granted by this Agreement and any Lien that has been subordinated to the satisfaction of Lender to the security interest granted by this Agreement with a value and utility at least equal to that of the parts or accessories being replaced (assuming that the replaced parts and accessories were otherwise in good working order and repair). All replacement parts and accessories shall be deemed to be incorporated immediately into and to constitute an integral portion of the Equipment and, as such, shall be subject to this Agreement. Neither Lender nor Issuer shall have any responsibility in any of these matters, or for the making of improvements or additions to the Equipment.

     SECTION 5.07.  INSURANCE.
     (a) Borrower will, at its own expense, procure and maintain continuously in effect: (i) public liability insurance for personal injuries, death or damage to or loss of property arising out of or in any way relating to the Equipment sufficient to protect Lender and Issuer from liability in all events, with a coverage limit of not less than $1,000,000 per occurrence or, if a different coverage minimum with respect to particular Equipment is required by Lender, the coverage minimum required by Lender, and (ii) all risks property insurance in an amount equal to the greater of the full replacement cost of the Equipment with new equipment having substantially similar specifications or the applicable Prepayment Amount.
     (b) If required by State law, Borrower will carry workers' compensation insurance covering all employees on, in, near or about the Equipment, and upon request, will furnish to Lender certificates evidencing that coverage.
     (c) All insurance policies required by this Article shall be obtained from and maintained with insurance companies acceptable to Lender, shall contain a provision that the insurer shall not cancel or make any material adverse change to coverage thereunder without giving written notice to the insured parties at least 30 days before the cancellation or revision becomes effective and be satisfactory in form, substance, limits, deductibles and retentions to Lender. No insurance shall be subject to any self-insurance or co-insurance clause and all deductibles shall be acceptable to Lender. Insurance as required by this Section shall name Lender as an additional insured and provide that all insurance, except the limits of liability, operate as if there were separate policies covering each insured. Insurance required by this Section shall name Lender as loss payee without regard to any breach of warranty or other act or omission of Borrower, shall include a lender's loss payable endorsement for the benefit of Lender, specifically identifying the Equipment, state all applicable amounts of insurance, include a waiver of any subrogation rights Borrower's insurers may have against Lender, and provide that Lender may file proofs of loss and agree to the adjustment of any claims on behalf of Borrower, should Borrower fail to promptly do so. Prior to the delivery of Equipment, Borrower will deposit with Lender evidence satisfactory to Lender of the insurance required by this Section and, prior to the expiration thereof, will provide Lender evidence of all renewals or replacements thereof.

     SECTION 5.08.  INDEMNITY.  As among Lender, Borrower and Issuer,
Borrower assumes all risks and liabilities from any cause whatsoever, whether or not covered by insurance, for loss or damage to any Equipment and for injury to or death of any person or damage to any property, whether the injury or death be with respect to agents or employees of Borrower or of third parties, and whether the property damage be to Borrower's property or the property of others. Whether or not covered by insurance, Borrower hereby assumes responsibility for and agrees to reimburse Lender and Issuer for and will indemnify, defend and hold harmless Lender and Issuer and their members, agents, officers, directors, commissioners, attorneys and Program
Participants (as defined in the Joint Powers Agreement), at Borrower's expense from and against all liabilities, obligations, losses, damages, penalties, claims, actions, costs and expenses (including reasonable attorneys' fees) of whatsoever kind and nature, imposed on, incurred by or asserted against any of them that in any way relate to or arise out of this Agreement, the transactions contemplated hereby and the Equipment, including
(a) the selection, manufacture, purchase, acceptance or rejection of Equipment or the ownership of the Equipment, (b) the delivery, lease, possession, maintenance, use, condition, return or operation of the Equipment, (c) the condition of the Equipment sold or otherwise disposed of after possession by Borrower, (d) any patent or copyright infringement, (e) the conduct of Borrower, its officers, employees and agents, (f) a breach of Borrower of any of its covenants or obligations under any Loan Documents,
(g) any claim, loss, cost or expense involving alleged damage to the environment relating to the Equipment, including investigation, removal, cleanup and remedial costs, (h) any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the Loan Documents or the transactions contemplated thereby, or (i) any violation of any environmental law, rule or regulation or the release of any hazardous or toxic substance on or near the premises on which the Equipment is located, (j) the ownership of any item of the Equipment, (k) any act of negligence of Borrower, its officers, agents, contractors, servants, employees, licensees or invitees in connection with the Equipment or the Loan Documents, (l) the recovery of claims under insurance policies on the Equipment, and (m) any accident in connection with the operation, use, condition, possession, storage or return of any item of the Equipment, any of the foregoing of which result in damage to property or the injury to or death of any person including latent and other defects, whether or not discernable by Lender, Issuer or Borrower. All amounts payable by Borrower shall be paid immediately upon demand of Issuer or Lender regardless of whether any dispute related to those amounts has been resolved. This SECTION 5.08 shall survive the termination of this Agreement.

     SECTION 5.09. PRESERVATION OF EXISTENCE. Borrower will preserve and maintain its existence as an organization of the type described in EXHIBIT A and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business; and shall conduct its business in an orderly, efficient and regular manner.

     SECTION 5.10. PERFORMANCE BY LENDER. If Borrower at any time fails to perform or observe any of the covenants or agreements contained in the Loan Documents, and if the failure continues for ten days after Lender gives Borrower written notice thereof (or in the case of the agreements contained in SECTIONS 5.06 and 5.07, immediately upon the occurrence of the failure, without notice or lapse of time), Lender may, but need not, perform or observe such covenant or agreement on behalf and in the name, place and stead of Borrower (or, at Lender's option, in Lender's name) and may, but need not, take any and all other actions that Lender may reasonably deem necessary to cure or correct the failure (including the payment of taxes, the satisfaction of security interests, Liens, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and Borrower shall thereupon pay to Lender on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Lender in connection with or as a result of the performance or observance of those covenants or agreements or the taking of the action by Lender, together with interest thereon from the date expended or incurred at the lesser of 18% per annum or the highest rate permitted by law. To facilitate the performance or observance by Lender of the covenants or agreements of Borrower, Borrower hereby irrevocably appoints Lender, or the delegate of Lender, acting alone, as the attorney in fact of Borrower with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Borrower under the Loan Documents.

     SECTION 5.11. LIMITATIONS OF LIABILITY. In no event, whether as a result of breach of contract, warranty, tort (including negligence or strict liability), indemnity or otherwise, shall Lender, its assignees, if any, or Issuer be liable for any special, consequential, incidental, punitive or penal damages including loss of profit or revenue, loss of use of the Equipment or any associated equipment, service materials or software, damage to associated equipment, service materials or software, cost of capital, cost of substitute equipment, service materials or software, facilities, services or replacement power or down time costs.

                                  ARTICLE VI
                        NEGATIVE COVENANTS OF BORROWER

     SECTION 6.01. LIENS. Borrower will not, directly or indirectly, create, incur, assume or suffer to exist any Lien on or with respect to the Equipment other than the security interest granted by this Agreement and any Lien that has been subordinated to the satisfaction of Lender to the security interest in the Equipment granted by this Agreement. Borrower will promptly, at its own expense, take any action that may be necessary to discharge or remove any Lien not permitted by this Section. Borrower will reimburse Lender for any expenses incurred by Lender to discharge or remove any Lien.

     SECTION 6.02. SALE OF ASSETS. Borrower will not sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets or of any of the Equipment or any interest therein (whether in one transaction or in a series of transactions), without the prior written consent of Lender.

     SECTION 6.03. ACCOUNTING. Borrower will not adopt, permit or consent to any material change in accounting principles other than as allowed by generally accepted accounting principles.

     SECTION 6.04. TRANSFERS. Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

     SECTION 6.05. OTHER DEFAULTS. Borrower will not permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon Borrower or any judgment, decree, order or determination applicable to Borrower.

     SECTION 6.06. LOCATION OF EQUIPMENT. Borrower will not relocate all or any portion of the Equipment unless it has received the prior written consent of Issuer and Lender. Borrower will not permit any of the Equipment or any records pertaining to any of the Equipment to be located in any state or area in which, in the event of that location, a financing statement covering that Equipment would be required to be, but has not in fact been, filed to perfect the security interest created pursuant to this Agreement.

     SECTION 6.07.  MODIFICATIONS AND SUBSTITUTIONS.
     (a) Borrower will not make any material alterations, modifications or additions to the Equipment that cannot be removed without materially damaging the functional capabilities or economic value of the Equipment. Upon return of the Equipment to Lender and at the request of Lender, Borrower, at its sole cost and expense, will remove all alterations, modifications and additions and repair the Equipment as necessary to return the Equipment to the condition in which it was furnished, ordinary wear and tear and permitted modifications excepted.
     (b) Notwithstanding the provisions of subparagraph (a) of this Section, Borrower may, with the prior written consent of Lender, substitute for parts, elements, portions or all of the Equipment, other parts, elements, portions, equipment or facilities; provided that any substitutions made pursuant to Borrower's obligations to make repairs under this Agreement shall not require any prior written consent. Borrower shall provide any documents or assurances that Lender may reasonably request to maintain or confirm the security interest assigned to Lender in the Equipment as so modified or substituted.

     SECTION 6.08. USE OF THE EQUIPMENT. Borrower will not install, use, operate or maintain the Equipment improperly, carelessly, in violation of any applicable law or in a manner contrary to that contemplated by this Agreement.

                                    ARTICLE VII
                    DAMAGE AND DESTRUCTION; USE OF NET PROCEEDS

     SECTION 7.01. DAMAGES AND DESTRUCTION; USE OF NET PROCEEDS. Borrower will provide a complete written report to Lender immediately upon any loss, theft, damage or destruction of any Equipment or any accident involving any Equipment. If all or any part of the Equipment is lost, stolen, destroyed or damaged beyond repair ("Damaged Equipment"), Borrower will as soon as practicable either (a) replace the same at Borrower's sole cost and expense with equipment having substantially similar specifications and of equal or greater value than the Damaged Equipment immediately prior to the time of the loss occurrence, the replacement equipment to be subject to Lender's approval, whereupon the replacement equipment shall be substituted in the Loan Documents to the extent required by appropriate endorsement or amendment; or (b) pay the applicable Prepayment Amount for the portion of the Loans attributable to the Damaged Equipment. The portion of the Loans applicable to the Damaged Equipment shall be principal amount determined by multiplying the outstanding principal amount of the Loans by a fraction, the numerator of which is the book value of the Damaged Equipment and the denominator of which is the book value of all of the Equipment existing at the time of determination. Borrower shall notify Lender of which course of action it will take within 15 days after the loss occurrence. If, within 45 days of the loss occurrence, (a) Borrower fails to notify Lender;
(b) Borrower and Lender fail to execute an amendment to this Agreement to delete the Damaged Equipment and add the replacement equipment or (c) Borrower fails to pay the applicable Prepayment Amount, then Lender may, at its sole discretion, declare the applicable Prepayment Amount to be immediately due and payable, and Borrower is required to pay the same. The Net Proceeds of insurance with respect to the Damaged Equipment shall be made available by Lender to be applied to discharge Borrower's obligation under this Article, and after so applied any excess shall be paid directly to Borrower. The payment of the Prepayment Amount and the termination of Lender's interest in the Damaged Equipment is subject to SECTION 2.07. For purposes of this Article, the term "Net Proceeds" shall mean the amount remaining from the gross proceeds of any insurance claim or condemnation award after deducting all expenses (including reasonable attorneys' fees) incurred in the collection of such claim or award.

                                 ARTICLE VIII
                        ASSIGNMENT, LEASING AND SELLING

     SECTION 8.01.  REGISTRATION OF NOTES; TRANSFER AND ASSIGNMENT BY LENDER.
     (a) Issuer shall act as note registrar for the registration and transfer of the Notes, and as such shall keep the Note Register to evidence the registration, transfer and exchange of Notes at its principal office. The Note Register may be kept in any form that maintains a record of the registered owners of the Notes and the registered owners addresses, including copies of the Notes, assignments thereof or notices of assignments thereof.
     (b) The Notes may be transferred, but only upon the Note Register, only if both Notes are simultaneously assigned to the same transferee and only if
(i) Lender has submitted to Issuer the Notes accompanied by an assignment in substantially the form attached to each Note duly executed by Lender or Lender's attorney or legal representative; (ii) Lender has submitted a written request to Issuer, with a copy to Borrower, to transfer the Notes and the assignment shall disclose the name, address and tax identification number of the assignee;
(iii) the assignee is a sophisticated investor and Lender has obtained and provided to Issuer, prior to such transfer and assignment, a sophisticated investor's letter in the form of EXHIBIT C, and (iv) Issuer has consented in writing to the transfer (which consent shall be within the sole discretion of Issuer), except as otherwise provided in the next sentence. Lender shall not be required to comply with (iii) and (iv) if (x) Lender is transferring that Note to an Affiliate, (y) Lender has certified to Borrower and Issuer that the transferee is an Affiliate, and (z) Lender has agreed in writing not to permit that Affiliate to transfer the Notes without complying with the requirements of the preceding sentence. Upon any transfer meeting the requirements of this Section, Issuer shall execute and deliver in exchange for the Notes new Notes, registered in the name of the transferee, of the same series, of the same outstanding principal amount, maturing in the same amounts at the same times and bearing interest at the same rates.

     SECTION 8.02. NO SALE, LEASE OR ASSIGNMENT BY BORROWER. This Agreement and the interest of Borrower in the Equipment may not be sold, leased, assigned or encumbered by Borrower without the prior written consent of Lender and Issuer and an opinion of Gilmore & Bell, P.C., or other firm of nationally recognized bond counsel acceptable to Issuer, Lender and Borrower that is obtained and provided to Issuer and Lender in a form acceptable to Issuer and Lender to the effect that the exclusion of the interest on the Tax-Exempt Note from gross income for federal income tax purposes will not be affected by such action.

                                  ARTICLE IX
                        EVENTS OF DEFAULT AND REMEDIES

     SECTION 9.01. EVENTS OF DEFAULT. The following constitute "Events of Default" under this Agreement:
     (a) failure by Borrower to pay to Lender, as assignee of Issuer, when due any Loan Payment;
     (b) failure by Borrower to maintain insurance on the Equipment in accordance with SECTION 5.07;
     (c) failure by Borrower, any guarantor or Issuer to observe and perform any other covenant, condition or agreement contained in any Loan Document on its part to be observed or performed for a period of 30 days after written notice is given to Borrower, any guarantor or Issuer, as the case may be, specifying such failure and requesting that it be remedied; provided that, if the failure stated in such notice cannot be corrected within such 30-day period, Lender will not unreasonably withhold its consent to an extension of such time if corrective action is instituted by Borrower or Issuer, as the case may be, within the applicable period and diligently pursued until the default is corrected;
     (d) initiation by Issuer of a proceeding under any federal or state bankruptcy or insolvency law seeking relief under such laws concerning the indebtedness of Issuer;
     (e) Borrower or any guarantor of any obligations under any Loan Document shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or Borrower or any guarantor shall apply for or consent to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of Borrower or any guarantor, as the case may be; or Borrower or any guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against Borrower or any guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of Borrower or any guarantor;
     (f) determination by Lender that any representation or warranty made by Borrower, Issuer or any guarantor in any Loan Document was untrue in any material respect when made;
     (g)  the occurrence of an Event of Taxability;
     (h) the occurrence of a default or an event of default under any instrument, agreement or other document evidencing or relating to any indebtedness or other monetary obligation of Borrower in an amount greater than $50,000;
     (i) any guarantor of any obligations under any Loan Document shall repudiate, purport to revoke or fail to perform such guarantor's obligations under its guaranty; or
     (j) any other circumstance, if any, designated in EXHIBIT A to constitute an "Event of Default."

     SECTION 9.02. REMEDIES ON DEFAULT. Whenever any Event of Default has occurred and is continuing, Lender, as assignee of Issuer, shall have the right, at its sole option without any further demand or notice, to take any one or any combination of the following remedial steps insofar as the same are available to secured parties under Article 9 of the UCC in effect in the State from time to time and which are otherwise accorded to Lender, as assignee of Issuer, by applicable law:
     (a) by notice to Issuer and Borrower, declare the entire unpaid principal amounts of the Notes and the Loans then outstanding, all interest accrued and unpaid thereon and all amounts payable under this Agreement to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Borrower and Issuer;
     (b) take possession of the Equipment wherever situated, without any court order or other process of law and without liability for entering the premises, and lease, sublease or make other disposition of the Equipment for use over a term in a commercially reasonable manner, all for the account of Lender, provided that Borrower shall remain directly liable for the deficiency, if any, between the rent or other amounts paid by a lessee or sublessee of the Equipment pursuant to any lease or sublease during the same period of time, after deducting all costs and expenses, including reasonable attorneys' fees and expenses, incurred with respect to the recovery, repair and storage of the Equipment during that period of time;
     (c) take possession of the Equipment wherever situated, without any court order or other process of law and without liability for entering the premises, and sell the Equipment in a commercially reasonable manner.
     (d) proceed by appropriate court action to enforce specific performance by Issuer or Borrower of the applicable covenants of this Agreement or to recover for the breach thereof, including the payment of all amounts due from Borrower. Borrower shall pay or repay to Lender or Issuer all costs of such action or court action, including reasonable attorneys' fees; and
     (e) take whatever action at law or in equity may appear necessary or desirable to enforce its rights with respect to the Equipment or under the Loan Documents. Borrower shall pay or repay to Lender or Issuer all costs of that action, including reasonable attorneys' fees and expenses.
     All proceeds from the exercise of remedies shall be applied in the following manner:
          FIRST, to pay all and reasonable costs and expenses associated with the recovery, repair, storage and sale of the Equipment, including reasonable attorneys' fees and expenses;
          SECOND, to pay (i) Lender the amount of all unpaid Loan Payments, if any, that are then due and owing, together with interest and late charges thereon, (ii) Lender the then applicable Prepayment Amounts (taking into account the payment of past-due Loan Payments as aforesaid), and (iii) any other amounts due hereunder, including indemnity payments, taxes, charges, reimbursement of any advances and other amounts payable to Lender or Issuer hereunder; and THIRD, to pay the remainder of the proceeds, including purchase moneys or other amounts paid by a buyer of the Equipment to Borrower.
     Notwithstanding any other remedy exercised hereunder, Borrower shall remain obligated to pay to Lender any unpaid portions of the Prepayment Amounts and any other amounts due hereunder.

     SECTION 9.03. RETURN OF EQUIPMENT. Upon an Event of Default, Borrower shall within ten days after notice from Lender, at its own cost and expense:
(a) perform any testing and repairs required to place the Equipment in the condition required by SECTION 5.06; (b) if deinstallation, disassembly or crating is required, cause the Equipment to be deinstalled, disassembled and crated by an authorized manufacturer's representative or another service person satisfactory to Lender; and (c) deliver the Equipment to a location specified by Lender, freight and insurance prepaid by Borrower. If Borrower refuses to deliver the Equipment in the manner designated, Lender may enter upon Borrower's premises where the Equipment is kept and take possession of the Equipment and charge to Borrower the costs of the taking. Borrower hereby expressly waives any damages occasioned by the taking.

     SECTION 9.04. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to Lender or Issuer is intended to be exclusive and every remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver thereof, but any right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Lender or Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than any notice required by this Article. All remedies herein conferred upon or reserved to Lender or Issuer shall survive the termination of this Agreement.

     SECTION 9.05. LATE CHARGE. Any Loan Payment not paid by Borrower on the due date thereof shall, to the extent permissible by law, bear a late charge equal to the lesser of five cents per dollar of the delinquent amount or the lawful maximum, and Borrower shall be obligated to pay the same immediately upon receipt of Lender's written invoice therefor.

                                   ARTICLE X
                                 MISCELLANEOUS

     SECTION 10.01. DISCLAIMER OF WARRANTIES. LENDER AND ISSUER MAKE NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, DESIGN, CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR FITNESS FOR USE OF THE EQUIPMENT, OR ANY OTHER WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT THERETO. IN NO EVENT SHALL LENDER OR ISSUER BE LIABLE FOR ANY LOSS OR DAMAGE IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, THE EQUIPMENT OR THE EXISTENCE, FURNISHING, FUNCTIONING OR BORROWER'S USE OF ANY ITEM OR PRODUCTS OR SERVICES PROVIDED FOR IN THIS AGREEMENT.

     SECTION 10.02. TAX COMPLIANCE AGREEMENT. Issuer and Borrower will each comply fully at all times with the Tax Compliance Agreement, and neither Issuer nor Borrower will take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Tax Compliance Agreement.

     SECTION 10.03. NOTICES. All notices, certificates, requests, demands and other communications provided for hereunder or under the Escrow Agreement or the Tax Compliance Agreement shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth in EXHIBIT A and, if telecopied, transmitted to that party at its telecopier number set forth above or, as to each party, at any other address or telecopier number hereafter designated by that party in a written notice to the other parties complying as to delivery with this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy.
If notice to Borrower of any intended disposition of the Equipment or any other intended action is required by law in a particular instance, the notice shall be deemed commercially reasonable if given (in the manner specified in this Section) at least ten days prior to the date of intended disposition or other action.

     SECTION 10.04. FURTHER ASSURANCE AND CORRECTIVE INSTRUMENTS. Issuer and Borrower will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further acts, instruments, conveyances, transfers and assurances, that Lender reasonably deems necessary or advisable for the implementation, correction, confirmation or perfection of the Loan Documents and any rights of Lender under the Loan Documents. Lender shall pay all reasonable expenses of Issuer and Borrower, including reasonable attorneys' fees and expenses in connection with any implementation, correction, confirmation or perfection of the Loan Documents.

     SECTION 10.05. BINDING EFFECT; TIME OF THE ESSENCE. This Agreement shall inure to the benefit of and shall be binding upon Lender, Issuer, Borrower and their respective successors and assigns. Time is of the essence.

     SECTION 10.06 SEVERABILITY. In the event any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, that holding shall not invalidate or render unenforceable any other provision hereof.

     SECTION 10.07 AMENDMENTS. To the extent permitted by law, the terms of this Agreement shall not be waived, altered, modified, supplemented or amended in any manner whatsoever except by written instrument signed by the parties hereto, and then any waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

     SECTION 10.08 EXECUTION IN COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any counterpart; provided that if this Agreement, either alone or with other documents, constitutes "chattel paper" as defined in the applicable Uniform Commercial Code, no security interests in this Agreement may be created or perfected through the transfer of possession of any counterpart other than the counterpart identified as "Counterpart Number One." The preceding sentence and the legend on the cover page of this Agreement do not, however, prohibit the perfection of any security interest in this Agreement, or any related security interest, by filing.

     SECTION 10.09 TERM OF LOAN AGREEMENT. This Agreement shall be effective as of the date shown on the cover page and shall continue in force and effect until the principal of and premium, if any, and interest on the Notes are fully paid (or provision for the payment shall have been made in accordance with SECTION 2.07) together with all sums payable by Borrower under the Loan Documents.

     SECTION 10.10 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State.

     SECTION 10.11 ENTIRE AGREEMENT. This Agreement, the Tax Compliance Agreement, the Escrow Agreement and the exhibits hereto and thereto constitute the entire agreement among Lender, Issuer, Borrower and Escrow Agent. There are no understandings, agreements, representations or warranties, express or implied, not specified herein or in those documents regarding this Agreement or the Equipment.

     SECTION 10.12 USURY. It is the intention of the parties hereto to comply with any applicable usury laws; accordingly, notwithstanding any provisions to the contrary in this Agreement, in no event shall this Agreement require the payment or permit the collection of interest or any amount in the nature of interest or fees in excess of the maximum permitted by applicable law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in their respective names by their duly authorized officers, all as of the date first written above.

LENDER:                                ASSOCIATES COMMERCIAL CORPORATION

                                       By: _____________________________________

                                       Title: __________________________________

ISSUER:                                CALIFORNIA STATEWIDE COMMUNITIES
                                       DEVELOPMENT AUTHORITY

                                       By: _____________________________________
                                           Secretary

BORROWER:                              EN POINTE TECHNOLOGIES, INC.

                                       By: _____________________________________
                                           Chief Financial Officer

                          EXHIBIT A TO LOAN AGREEMENT
                   SCHEDULE OF EQUIPMENT, ACQUISITION COSTS,
          ISSUER FEES, GENERAL INFORMATION AND ADDITIONAL PROVISIONS

DATED AS OF:        APRIL 16, 1998

BORROWER:           EN POINTE TECHNOLOGIES, INC.
                    100 N. Sepulveda Blvd, 19th Floor
                    El Segundo, California 90245
                    Telephone: (310) 725-5200
                    Telecopier: (310) 725-5275

ISSUER: CALIFORNIA STATEWIDE COMMUNITIES DEVELOPMENT AUTHORITY 1100 K Street, Suite 101
                    Sacramento, California 95814
                    Telephone: (916) 327-7654
                    Telecopier: (916) 441-5507

LENDER:             ASSOCIATES COMMERCIAL CORPORATION
                    300 East Carpenter Freeway
                    Irving, Texas 75062
                    Telephone: (972) 652-2767
                    Telecopier: (972)652-3491

A.   SCHEDULE OF EQUIPMENT.

     1. The following Equipment is the subject of the Agreement, together with all replacement parts, additions, repairs, accessions and accessories incorporated therein or affixed thereto:


                         DESCRIPTION        MANUFACTURER
          QUANTITY       OF EQUIPMENT        OR VENDOR         SERIAL NUMBER
          --------       ------------       ------------       -------------

                        See SCHEDULE 1 attached hereto


     2. The Equipment is or, upon its delivery to Borrower, will be located at the following addresses:

         1040 S. Vintage Avenue, Ontario, California

B.   ACQUISITION COSTS.  The Acquisition Costs are as follows:


                        CATEGORY                        AMOUNT
                        --------                        ------
                        Equipment                     $3,431,500
                        Issuance Costs                    68,500
                                                      ----------
                        Total                         $3,500,000


C.   GENERAL INFORMATION.

     Type of Borrower Organization:     corporation

     State of Borrower's Organization:  Delaware

     Trade Names of Borrower, if any:   none

     State of Lender's Incorporation:   Delaware

     Local Government Participant:      San Bernardino County, California

D.   ISSUER FEES.

     Initial Administrative Fee:        $70,000 (payable on the Closing Date)

     Annual Administrative Fee:         $-0-

E.   ADDITIONAL PROVISIONS.

     The Tax-Exempt Note Proceeds shall not be used to pay any Acquisition Costs other than set forth on SCHEDULE 1 attached hereto.

                         EXHIBIT B-1 TO LOAN AGREEMENT
                            FORM OF TAX-EXEMPT NOTE

THIS NOTE MAY BE TRANSFERRED ONLY IN THE MANNER AND ON THE TERMS AND CONDITIONS AND SUBJECT TO THE RESTRICTIONS STATED IN SECTION 8.01 OF THE AGREEMENT (AS DEFINED IN THE NOTE).

NO. R-1                                                               $1,000,000

            CALIFORNIA STATEWIDE COMMUNITIES DEVELOPMENT AUTHORITY
                        EQUIPMENT PURCHASE PROGRAM NOTE
            (EN POINTE TECHNOLOGIES, INC. PROJECT), SERIES 1998-5A


         INTEREST RATE        FINAL MATURITY DATE          ISSUE DATE
         -------------        -------------------          ----------
             5.25%              APRIL 16, 2005           APRIL 16, 1998


REGISTERED OWNER:       ASSOCIATES COMMERCIAL CORPORATION

PRINCIPAL SUM:          ONE MILLION DOLLARS

     The CALIFORNIA STATEWIDE COMMUNITIES DEVELOPMENT AUTHORITY ("Issuer"), a joint exercise of powers agency, organized and existing under the laws of the State of California, for value received, hereby promises to pay to the Registered Owner named above or registered assigns, but only from the sources hereinafter described, the Principal Sum shown above on the dates and in the amounts hereafter provided, unless and except as paid prior thereto, together with interest thereon on the principal balance hereof from time to time remaining unpaid, from the date hereof to the date of final maturity or earlier payment of this Note at the Interest Rate per annum specified above plus any Gross-Up Interest Payments (as defined and provided for in the Agreement hereinafter referred to), such interest being payable monthly on the dates set forth in EXHIBIT 1 hereto until this Note is fully paid. Interest shall be computed on the basis of a year of 360 days and over 12 months of 30 days each.

     The principal amount of this Note shall be paid in monthly installments on the dates and in the amounts as set forth in EXHIBIT 1 hereto subject to credit upon such installments all in accordance with the Agreement (hereinafter defined) and the terms and conditions therein provided.

     This Note is the duly authorized Note of Issuer designated "California Statewide Communities Development Authority Equipment Purchase Note Program (En Pointe Technologies, Inc. Project), Series 1998-5A" issued under and pursuant to the California Industrial Development Financing Act, constituting Title 10 of the Government Code of the State of California, as amended (the "Act"), and under and pursuant to a Loan Agreement, dated as of April 16, 1998 (the "Agreement"), among Issuer, En Pointe Technologies, Inc. ("Borrower") and Associates Commercial Corporation, and its successor and assignees ("Lender"). The Note is issued for the purpose of making a loan (the "Tax-Exempt Loan") to Borrower, to pay, together with other available funds of Borrower, the cost of acquiring certain Equipment (as defined in the Agreement) of Borrower, and the cost of issuing the Note.

     Borrower has agreed to repay the Tax-Exempt Loan in amounts and at times fully sufficient to enable Issuer to pay the principal of and interest on this Note as the same become due. To secure repayment of the Tax-Exempt Loan and performance of its other obligations under the Agreement, Borrower has granted to Lender a security interest in the Equipment, all as provided in and subject to the terms, limitations, conditions and exceptions specified in the Agreement. Issuer has pledged and assigned the repayments of the Tax-Exempt Loan and the aforesaid security therefor to Lender to secure payment of the principal of and the interest on this Note.

     This Note is subject to prepayment under the circumstances described in
SECTION 2.07 of the Agreement.  This Note may be prepaid pursuant to
SECTION 2.07(a) of the Agreement in whole or in part anytime after April 16, 2001.

     THIS NOTE IS A LIMITED OBLIGATION OF ISSUER, PAYABLE SOLELY FROM AMOUNTS PAYABLE BY BORROWER PURSUANT TO THE LOAN AGREEMENT. THE NOTE IS NOT A LIEN OR CHARGE UPON THE FUNDS OR PROPERTY OF ISSUER, EXCEPT TO THE EXTENT OF THE AFOREMENTIONED PLEDGE AND ASSIGNMENT. NEITHER THE STATE OF CALIFORNIA NOR ISSUER, INCLUDING ANY MEMBER OF ISSUER, SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF THE NOTE, OR THE INTEREST THEREON, EXCEPT FROM THE LOAN REPAYMENTS MADE BY BORROWER. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF CALIFORNIA OR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR THE INTEREST ON THIS NOTE, NOR IS THE STATE OR ANY POLITICAL SUBDIVISION THEREOF IN ANY MANNER OBLIGATED TO MAKE ANY APPROPRIATION FOR PAYMENT. ISSUER HAS NO TAXING POWER.

     This Note is a fully registered Note issued without option of conversion into a note or notes of any other form of denomination except upon transfer as stated below. This Note may be transferred only in the manner and on the terms and conditions and subject to the restrictions stated in SECTION 8.01 of the Agreement.

     No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon or on the Agreement against any member, officer, employee or agent past, present or future, of Issuer or of any successor body as such, either,


                                       B-1-1
directly or through Issuer under any constitutional provision, statute or rule of law, or by the enforcement of any assessment, or by any legal or equitable proceeding or otherwise. Neither the members, officers, employees or agents of Issuer nor any person executing this Note shall be liable personally on this Note or be subject to any personal liability or accountability by reason of the issuance thereof.

     It is hereby certified that all acts, conditions and things required to exist, happen and be performed precedent to and in the issuance of this Note have existed, have happened and have been performed in due time, form and manner as required by the Act and the Constitution and laws of the State of California.

     IN WITNESS WHEREOF, the California Statewide Communities Development Authority has caused this Note to be executed in its name and on its behalf by the manual or facsimile signature of the Chairman, Vice Chairman or other officer of Issuer and attested by the manual or facsimile signature of its Secretary or Assistant Secretary, all as of the Issue Date set forth above.

                                       CALIFORNIA STATEWIDE COMMUNITIES
                                       DEVELOPMENT AUTHORITY

Attest:                                By: _____________________________________

                                       Title: __________________________________

__________________________________
Secretary


                                       B-1-2

                             [FORM OF ASSIGNMENT]

     THIS NOTE MAY BE TRANSFERRED ONLY IN THE MANNER AND ON THE TERMS AND CONDITIONS AND SUBJECT TO THE RESTRICTIONS STATED IN SECTION 8.01 OF THE AGREEMENT (AS DEFINED IN THE NOTE).

     For value received, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
(please print or type name, address and tax identification number of transferee)

the within Note and all rights thereunder, and does hereby irrevocably constitute and appoint

________________________________________________________________________________
attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: __________________________             Signed: __________________________

In the presence of: __________________________.

Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever. When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his authority to act must accompany the Note.

Signature Guaranteed:

__________________________

                         EXHIBIT B-2 TO LOAN AGREEMENT
                             FORM OF TAXABLE NOTE

THIS NOTE MAY BE TRANSFERRED ONLY IN THE MANNER AND ON THE TERMS AND CONDITIONS AND SUBJECT TO THE RESTRICTIONS STATED IN SECTION 8.01 OF THE AGREEMENT (AS DEFINED IN THE NOTE).

NO. R-1                                                               $2,500,000

            CALIFORNIA STATEWIDE COMMUNITIES DEVELOPMENT AUTHORITY
                    TAXABLE EQUIPMENT PURCHASE PROGRAM NOTE
            (EN POINTE TECHNOLOGIES, INC. PROJECT), SERIES 1998-5B


         INTEREST RATE        FINAL MATURITY DATE          ISSUE DATE
         -------------        -------------------          ----------
             8.15%              APRIL 16, 2005           APRIL 16, 1998


REGISTERED OWNER:       ASSOCIATES COMMERCIAL CORPORATION

PRINCIPAL SUM:          TWO MILLION FIVE HUNDRED THOUSAND DOLLARS

     The CALIFORNIA STATEWIDE COMMUNITIES DEVELOPMENT AUTHORITY ("Issuer"), a joint exercise of powers agency, organized and existing under the laws of the State of California, for value received, hereby promises to pay to the Registered Owner named above or registered assigns, but only from the sources hereinafter described, the Principal Sum shown above on the dates and in the amounts hereafter provided, unless and except as paid prior thereto, together with interest thereon on the principal balance hereof from time to time remaining unpaid, from the date hereof to the date of final maturity or earlier payment of this Note at the Interest Rate per annum specified above, such interest being payable monthly on the dates set forth in EXHIBIT 1 hereto until this Note is fully paid. Interest shall be computed on the basis of a year of 360 days and over 12 months of 30 days each.

     The principal amount of this Note shall be paid in monthly installments on the dates and in the amounts as set forth in EXHIBIT 1 hereto subject to credit upon such installments all in accordance with the Agreement (hereinafter defined) and the terms and conditions therein provided.

     This Note is the duly authorized Note of Issuer designated "California Statewide Communities Development Authority Taxable Equipment Purchase Note Program (En Pointe Technologies, Inc. Project), Series 1998-5B" issued under and pursuant to the California Industrial Development Financing Act, constituting Title 10 of the Government Code of the State of California, as amended (the "Act"), and under and pursuant to a Loan Agreement, dated as of April 16, 1998 (the "Agreement"), among Issuer, En Pointe Technologies, Inc. ("Borrower") and Associates Commercial Corporation, and its successor and assignees ("Lender"). The Note is issued for the purpose of making a loan (the "Taxable Loan") to Borrower, to pay, together with other available funds of Borrower, the cost of acquiring certain Equipment (as defined in the Agreement) of Borrower, and the cost of issuing the Note.

     Borrower has agreed to repay the Taxable Loan in amounts and at times fully sufficient to enable Issuer to pay the principal of and interest on this Note as the same become due. To secure repayment of the Taxable Loan and performance of its other obligations under the Agreement, Borrower has granted to Lender a security interest in the Equipment, all as provided in and subject to the terms, limitations, conditions and exceptions specified in the Agreement. Issuer has pledged and assigned the repayments of the Taxable Loan and the aforesaid security therefor to Lender to secure payment of the principal of and the interest on this Note.

     This Note is subject to prepayment under the circumstances described in
SECTION 2.07 of the Agreement.  This Note may be prepaid pursuant to
SECTION 2.07(a) of the Agreement in whole or in part April 16, 2001.

     THIS NOTE IS A LIMITED OBLIGATION OF ISSUER, PAYABLE SOLELY FROM AMOUNTS PAYABLE BY BORROWER PURSUANT TO THE LOAN AGREEMENT. THE NOTE IS NOT A LIEN OR CHARGE UPON THE FUNDS OR PROPERTY OF ISSUER, EXCEPT TO THE EXTENT OF THE AFOREMENTIONED PLEDGE AND ASSIGNMENT. NEITHER THE STATE OF CALIFORNIA NOR ISSUER, INCLUDING ANY MEMBER OF ISSUER, SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF THE NOTE, OR THE INTEREST THEREON, EXCEPT FROM THE LOAN REPAYMENTS MADE BY BORROWER. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF CALIFORNIA OR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR THE INTEREST ON THIS NOTE, NOR IS THE STATE OR ANY POLITICAL SUBDIVISION THEREOF IN ANY MANNER OBLIGATED TO MAKE ANY APPROPRIATION FOR PAYMENT. ISSUER HAS NO TAXING POWER.

     This Note is a fully registered Note issued without option of conversion into a note or notes of any other form of denomination except upon transfer as stated below. This Note may be transferred only in the manner and on the terms and conditions and subject to the restrictions stated in SECTION 8.01 of the Agreement.

     No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon or on the Agreement against any member, officer, employee or agent past, present or future, of Issuer or of any successor body as such, either, directly or through Issuer under any constitutional provision, statute or rule of law, or by the enforcement of any assessment, or by


                                       B-2-1
any legal or equitable proceeding or otherwise. Neither the members, officers, employees or agents of Issuer nor any person executing this Note shall be liable personally on this Note or be subject to any personal liability or accountability by reason of the issuance thereof.

     It is hereby certified that all acts, conditions and things required to exist, happen and be performed precedent to and in the issuance of this Note have existed, have happened and have been performed in due time, form and manner as required by the Act and the Constitution and laws of the State of California.

     IN WITNESS WHEREOF, the California Statewide Communities Development Authority has caused this Note to be executed in its name and on its behalf by the manual or facsimile signature of the Chairman, Vice Chairman or other officer of Issuer and attested by the manual or facsimile signature of its Secretary or Assistant Secretary, all as of the Issue Date set forth above.

                                       CALIFORNIA STATEWIDE COMMUNITIES
                                       DEVELOPMENT AUTHORITY

Attest:                                By: _____________________________________

                                       Title: __________________________________

__________________________________
Secretary


                                       B-2-2

                             [FORM OF ASSIGNMENT]

     THIS NOTE MAY BE TRANSFERRED ONLY IN THE MANNER AND ON THE TERMS AND CONDITIONS AND SUBJECT TO THE RESTRICTIONS STATED IN SECTION 8.01 OF THE AGREEMENT (AS DEFINED IN THE NOTE).

     For value received, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
(please print or type name, address and tax identification number of transferee)

the within Note and all rights thereunder, and does hereby irrevocably constitute and appoint

________________________________________________________________________________
attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: __________________________             Signed: __________________________

In the presence of: __________________________.

Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever. When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his authority to act must accompany the Note.

Signature Guaranteed:

__________________________

                                    B-2-3

                          EXHIBIT C TO LOAN AGREEMENT
                  FORM OF INVESTOR'S LETTER OF REPRESENTATION

                                    [Date]

California Statewide Communities Development Authority
1100 K Street
Sacramento, California 95814

En Pointe Technologies, Inc.
100 N. Sepulveda Blvd., 19th Floor
El Segundo, California 90245

              Re: Loan Agreement dated as of April 16, 1998, among Associates
                  Commercial Corporation ("Lender"), California Statewide Communities Development Authority ("Issuer") and En Pointe Technologies, Inc. ("Borrower")

Ladies and Gentlemen:

     The undersigned, as purchaser of the Notes in the aggregate principal amount of $3,500,000 issued pursuant to and on the terms set forth in the Loan Agreement described above (the "Agreement"), hereby represents to you that:

     1. Capitalized terms used herein and not otherwise defined are used with the meanings given such terms in the Agreement.

     2. We have duly authorized, by all necessary action, the purchase of the Notes and the right to receive the payments of principal of and, premium, if any, and interest on the Notes pursuant to the terms and provisions of the Agreement (the "Issuer Payments").

     3. We have sufficient knowledge and experience in financial and business matters, including purchase and ownership of municipal and other tax-exempt and taxable obligations, to be able to evaluate the risks and merits of the investment represented by the Notes, the Issuer Payments, the Loan Payments and the Agreement. We are able to bear the economic risks of that investment.

     4. We understand that the obligations of Issuer to make the Issuer Payments under the Agreement and the Notes are special, limited obligations payable solely from amounts paid to Issuer from Borrower pursuant to the terms of the Agreement and that notwithstanding anything to the contrary contained in the Agreement, Issuer is not obligated to make the Issuer Payments, or pay any portion of the purchase price of the Equipment or make any other payment or advance any moneys or be liable for any other costs or expenses in connection with the Equipment, the Notes, the Issuer Payments, the Loan Payments or the Agreement, except from proceeds of the Notes and the amounts paid to Issuer from Borrower pursuant to the Agreement, and no such payment shall constitute a charge against the general credit of Issuer. We further understand that Issuer is not directly or indirectly or contingently or morally obligated to use any other moneys or assets of Issuer to pay the Issuer Payments or any portion of the purchase price of the Equipment or for all or any portion of those other costs or expenses.

     5. We acknowledge that we have either been supplied with or have been given access to information, including financial statements and other financial information, to which a reasonable investor would attach significance in making investment decisions, and we have had the opportunity to ask questions and receive answers from knowledgeable individuals concerning Borrower, the Notes, the Issuer Payments, the Loan Payments, the Agreement and the security therefor, so that as a reasonable investor we have been able to make our decision to purchase the Notes on the terms as set forth in the Agreement. We acknowledge that we have not relied upon Issuer for any information in connection with our purchase of the Notes under the terms of the Agreement, except as set forth in SECTION 3.01 of the Agreement.

     6. We have made our own inquiry and analysis with respect to the Agreement, the Notes, the Issuer Payments, the Loan Payments and the security therefor, and other material factors affecting the security and payment of the such payments set forth in the Agreement. We are aware that the business of Borrower involves certain economic variables and risks that could adversely affect the security for the payments to be made by Issuer to us under the terms of the Agreement and the Notes. We have examined drafts in substantially final form of the basic legal documents relating to the Notes and the Agreement, including the proposed legal opinions to be delivered by Borrower's counsel and Gilmore & Bell, P.C., as bond counsel.

     7. We understand that the Notes (including the right to receive the Issuer Payments and Loan Payments under the terms of the Agreement) (a) are not being registered or otherwise qualified for sale under the "Blue Sky" laws and regulations of any state, (b) will not be listed in any stock or other securities exchange, (c) will not carry a rating from any rating service and (d) will be delivered in a form which may not be readily marketable.

     8. We understand that the Notes (including the right to the Issuer Payments and Loan Payments under the terms of the Agreement) have not been registered under the Securities Act of 1933, as amended, and that such registration is not legally required as of the date hereof. We represent to you that we are purchasing the Notes for investment for our own account and not with a present view toward resale or the distribution thereof, in that we do not now intend to resell or otherwise dispose of the Notes or any part of our interest in the Notes, except for sale to an Affiliate. Except for a transfer to an entity that we have certified to Issuer and Borrower is an Affiliate, we agree not to sell, transfer or otherwise dispose of or permit any Affiliate to sell, transfer or otherwise dispose of the Notes or all or any part of our interest in the Notes or the Agreement unless we obtain the prior written consent of Issuer (given at the sole discretion of Issuer), the transferee executes a letter of representation in substantially the form of this letter (it being agreed that any Affiliate shall be deemed to have executed such a letter) and such sale, transfer or other disposition (whether or not to an Affiliate) is in compliance with applicable securities laws.

     9. We agree to indemnify and hold harmless Issuer with respect to any claim asserted against Issuer that is based upon our sale, transfer or other disposition of the Notes or all or any part of our interests in the Notes or the Agreement in violation of the provisions hereof or of the Agreement, other than any claim that is based upon the gross negligence or willful misconduct of Issuer.

     10. We have executed and delivered this letter in connection with the issuance of the Notes and the execution and delivery of the Agreement as an inducement to Issuer to cause issuance of the Notes and the execution and delivery of the Agreement to us.

     [Alternative paragraph 10 for transferee: We have executed and delivered this letter in connection with the transfer of this Notes to us and as an inducement to the Issuer to consent to that transfer.]

     Only the addressees hereof may rely upon this letter.

                                       [LENDER OR TRANSFEREE]

                                       By: _____________________________________
                                           Authorized Officer


                                       C-2